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                                                                 Exhibit (d)2(e)

                             SUBADVISORY AGREEMENT


         THIS AGREEMENT is made and entered into on this 6th day of July, 1999 among NATIONWIDE SEPARATE ACCOUNT TRUST, a Massachusetts business trust (the "Trust"), on behalf of the Nationwide Small Company Fund (the "Fund"), NATIONWIDE ADVISORY SERVICES, INC. (the "Adviser"), an Ohio corporation registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and CREDIT SUISSE ASSET MANAGEMENT, LLC (the "Subadviser"), a Delaware limited liability corporation also registered under the Advisers Act.

                                   WITNESSETH:

         WHEREAS, the Trust, a Massachusetts business trust (the "Trust"), is registered with the Securities and Exchange Commission (the "SEC" as an open end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Adviser has, pursuant to an Advisory Agreement with the Trust dated as of October 20, 1995 (the "Advisory Agreement"), been retained to act as investment adviser for the Fund, one of the Trust's portfolios;

         WHEREAS, the Advisory Agreement permits the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

         WHEREAS, the Adviser desires to retain Subadviser to assist it in the provision of a continuous investment program for that portion of the Fund's assets which the Adviser will assign to the Subadviser (the "Subadviser Assets"), and Subadviser is willing to render such services subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, the parties do mutually agree and promise as follows:

         1. INVESTMENT DESCRIPTION: APPOINTMENT AS SUBADVISER. The Fund desires to employ its capital by investing and reinvesting in securities of the kind and in accordance with the limitations specified in the Trust's Declaration of Trust and By-laws, as may be amended from time to time (the "Charter Documents"), and in its Prospectus and Statement of Additional Information as may be in effect from time to time (collectively, the "Prospectus") and which are filed with the Securities and Exchange Commission as part of the Trust's Registration Statement on Form N-1A, as amended from time to time, and in such manner and to such extent as may be approved by the Board of Trustees of the Trust. Copies of the Prospectus and Charter Documents, each as currently in effect, have been or will be submitted to the Subadviser. The Adviser, hereby retains the Subadviser to act as investment adviser for and to manage the Subadviser Assets subject to the supervision of the Adviser and the Board of Trustees of the Trust and subject to the terms of this Agreement; and the Subadviser hereby accepts such employment. In such capacity, the Subadviser shall be responsible for the investment management of the Subadviser Assets. It is recognized that the Subadviser now acts, and that from time to time hereafter may act, as investment adviser to one or more other investment companies and to fiduciary or other managed accounts and that the Adviser and the Trust have no objection to such activities.

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2.       DUTIES OF SUBADVISER.

         (a) INVESTMENTS. The Subadviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of the Fund as set forth in the Prospectus and subject to the directions of the Adviser and the Fund's Board of Trustees, to purchase, hold and sell investments for the Subadviser assets ("Fund Investments") and to monitor on a continuous basis the performance of such Fund Investments. Subject to the supervision of the Board of Trustees and the Adviser, the Subadviser will: (1) manage the Subadviser Assets in accordance with the Fund's investment objective, policies and limitations as stated in the Prospectus and the Charter Documents and as the objective, policies and limitations apply to the Subadviser Assets and in compliance with the 1940 Act and the Advisers Act; (2) make investment decisions for the Fund;
(3) place purchase and sale orders for portfolio transactions for the Fund; and
(4) manage otherwise uninvested cash assets included in the Subadviser Assets. In providing these services, the Subadviser will conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Subadviser Assets. The Adviser agrees to provide to the Subadviser with such assistance as may be reasonably requested by the Subadviser in connection with its activities under this Agreement, including, without limitation, information concerning the Fund, its funds available, or to become available, for investment and generally as to the conditions of the Fund's affairs.

         (b) COMPLIANCE WITH APPLICABLE LAWS AND GOVERNING DOCUMENTS. In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the Trust's Declaration of Trust and By-Laws and the Prospectus and with the instructions and directions received in writing from the Adviser or the Board of Trustees of the Trust and will use its best efforts to comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the "Code") (including the requirements for qualification as a regulated investment company) and all other applicable federal and state laws and regulations. Notwithstanding the foregoing, the Adviser shall remain responsible for ensuring the Fund's overall compliance with the 1940 Act, the Code and all other applicable federal and state laws and regulations and the Subadviser is only obligated to comply with this subsection (b) with respect to the Subadviser Assets.

         The Adviser will provide the Subadviser with reasonable advance notice of any change in the Fund's investment objectives, policies and restrictions as stated in the Prospectus, and the Subadviser shall use its best efforts to, in the performance of its duties and obligations under this Agreement, manage the Fund Investments consistent with such changes, provided the Subadviser has received prompt written notice of the effectiveness of such changes from the Trust or the Adviser. The Adviser acknowledges and agrees that the Prospectus will at all times be in compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Trust or the Fund, including, without limitation, the 1940 Act, and the rules and regulations thereunder, and that the Subadviser shall have no liability in connection therewith, except as to the accuracy of material information furnished in writing by the Subadviser to the Fund or to the Adviser specifically for inclusion in the Prospectus. The Subadviser hereby agrees to provide to the Adviser in a timely manner such information relating to the Subadviser and its relationship to, and actions for, the Fund as may be required to be contained in the Prospectus.

         In fulfilling these requirements and its other requirements and obligations hereunder, the Subadviser shall be entitled to rely on and act in accordance with, and the Adviser and the Trust agree to hold the Subadviser harmless for relying on and acting in accordance with, (1) information, which is not clearly inaccurate on its face, provided to it by the Trust's administrator, fund accountant or custodian and (2) instructions, which may be standing instructions, from the Adviser. The Adviser agrees to provide or cause to be provided to the Subadviser on an ongoing basis upon request by the Subadviser, such information as is requested by the Subadviser for the performance of its obligations under this Agreement, and the Subadviser shall not be in breach of any term of this Agreement or be deemed to have acted negligently if the Adviser fails to provide or cause to be

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provided such information and the Subadviser relies on the information most recently furnished to it.

         (c) VOTING OF PROXIES. The Subadviser shall have the power to vote, either in person or by proxy, all securities in which the Subadviser Assets may be invested from time to time, and shall not be required to seek or take instructions from, the Adviser or the Fund or take any action with respect thereto. If both the Subadviser and another entity managing assets of the Fund have invested in the same security, the Subadviser and such other entity will each have the power to vote its pro rata share of the security.

         (d) AGENT. Subject to any other written instructions of the Adviser or the Trust, the Subadviser is hereby appointed the Adviser's and the Trust's agent and attorney-in-fact for the limited purposes of executing account documentation, agreements, contracts and other documents as the Subadviser shall be requested by brokers, dealers, counterparties and other persons in connection with its management of the assets of the Fund. The Subadviser agrees to provide the Adviser and the Trust with copies of any such agreements executed on behalf of the Adviser or the Trust.

         (e) BROKERAGE. The Subadviser is authorized, subject to the supervision of the Adviser and the Trust's Board of Trustees, to establish and maintain accounts on behalf of the Fund with, and place orders for the purchase and sale of the Fund Investments with or through, such persons, brokers or dealers ("brokers") as Subadviser may elect and negotiate commissions to be paid on such transactions. The Subadviser, however, is not required to obtain the consent of the Adviser or the Trust's Board of Trustees prior to establishing any such brokerage account. The Subadviser shall place all orders for the purchase and sale of portfolio investments for the Fund's account with brokers selected by the Subadviser. In the selection of such brokers and the placing of such orders, the Subadviser shall use its reasonable efforts to seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services, as provided below. In using its reasonable efforts to obtain for the Fund the most favorable price and execution available, the Subadviser, bearing in mind the Fund's, best interests at all times, shall consider all factors it deems relevant, including price, the size of the transaction, the breadth and nature of the market for the security, the difficulty of the execution, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the broker involved, and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Trustees may determine, or as may be mutually agreed to by the Adviser and the Subadviser, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker that provides brokerage and research services to the Subadviser an amount of commission for effecting a Fund investment transaction that is in excess of the amount of commission that another broker would have charged for effecting that transaction.

         It is recognized that the services provided by such brokers may be useful to the Subadviser in connection with the Subadviser's services to other clients. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients. It is recognized that in some cases, this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for, or disposed of by, the Fund.

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                  (f) SECURITIES TRANSACTIONS. The Subadviser and any affiliated person of the Subadviser will not purchase securities or other instruments from or sell securities or other instruments to the Fund; PROVIDED, HOWEVER , the Subadviser may purchase securities or other instruments from or sell securities or other instruments to the Fund if such transaction is permissible under applicable laws and regulations, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder.

                  The Subadviser, including its Access Persons (as defined in subsection (e) of Rule 17j-1 under the 1940 Act), agrees to observe and comply with Rule 17j-1 and its Code of Ethics (which shall comply in all material respects with Rule 17j-1), as the same may be amended from time to time. On a quarterly basis, the Subadviser will either (i) certify to the Adviser that the Subadviser and its Access Persons have complied with the Subadviser's Code of Ethics with respect to the Subadviser Assets or (ii) identify any material violations which have occurred with respect to the Subadviser Assets. In addition, Subadviser will report at least annually to the Adviser concerning any other violations of the Subadviser's Code of Ethics which required significant remedial action and which were not previously reported.

                  (g) BOOKS AND RECORDS. Pursuant to the 1940 Act and the rules and regulations promulgated thereunder, the Subadviser shall maintain separate books and records of all matters pertaining to the Subadviser Assets (the "Fund's Books and Records"). The Fund's Books and Records (relating to the Subadviser Assets) shall be available to the Adviser at any time upon reasonable request during normal business hours and shall be available for telecopying without unreasonable delay to the Adviser during any day that the Fund is open for business.

                  (h) INFORMATION CONCERNING FUND INVESTMENTS AND SUBADVISER. From time to time as the Adviser or the Fund may reasonably request, the Subadviser will furnish the requesting party reports on portfolio transactions and reports on Fund Investments held in the portfolio, all in such detail as the Adviser or the Fund may reasonably request. The Subadviser will also inform the Adviser in a timely manner of material changes in portfolio managers responsible for Subadviser Assets or of material changes in the control of the Subadviser. The Subadviser will make available its officers and employees to meet with the Trust's Board of Trustees on reasonable notice to review the Fund Investments. Under normal circumstances, employees of the Subadviser shall not be obligated to attend in person more than one Board meeting per year.

                  (i) CUSTODY ARRANGEMENTS. The Subadviser shall on each business day provide the Adviser and the Trust's custodian such information as the Adviser and the Trust's custodian may reasonably request relating to all transactions concerning the Fund Investments.

         3. INDEPENDENT CONTRACTOR. In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund or the Adviser in any way or otherwise be deemed an agent of the Fund or the Adviser.

         4. EXPENSES. During the term of this Agreement, Subadviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage fees and commissions and other transaction charges, if any) purchased for the Fund. The Adviser, the Trust and the Fund shall be responsible for all expenses of the operations of the Fund including, without limitation, brokerage fees and commissions and other transaction charges, if any. The Subadviser shall not be responsible for the Trust's, the Fund's or the Adviser's expenses. The Trust or the Adviser, as the case may be, shall reimburse the Subadviser for any expenses of the Trust, the Fund or the Adviser as may be reasonably incurred by such Subadviser on behalf of the Fund or the Adviser, including without limitation all expenses incurred by the Subadviser in connection with the

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attendance in person by any officer or employee of the Subadviser at the request of the Adviser or the Trust, at any meeting of the Board of Trustees. The Subadviser shall keep and supply to the Trust and the Adviser reasonable records of all such expenses.

         5. COMPENSATION. For the services provided and the expenses assumed with respect to the Fund pursuant to this Agreement, the Subadviser will be entitled to a fee, computed daily and payable no later than the seventh (7th) business day following the end of each month, from the Adviser or the Trust, calculated at the annual rate of .60% of the Subadviser Assets' average daily net assets.

         The method of determining net assets of the Fund for purposes hereof shall be the same as the method of determining net assets for purposes of establishing the offering and redemption price of the Shares as described in the Fund's Prospectus. If this Agreement shall be effective for only a portion of a month, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect.

         Notwithstanding any other provision of this Agreement, the Subadviser may from time to time agree not to impose all or a portion of its fee otherwise payable hereunder (in advance of the time such fee or portion thereof would otherwise accrue). Any such fee reduction may be discontinued or modified by the Subadviser at any time.

         6. REPRESENTATIONS AND WARRANTIES OF SUBADVISER. The Subadviser represents and warrants to the Adviser and the Fund as follows:

                  (a) The Subadviser is registered as an investment adviser under the Advisers Act;

                  (b) The Subadviser has filed a notice of exemption pursuant to Rule 4.14 under the Commodity Exchange Act (the "CEA") with the Commodity Futures Trading Commission (the "CFTC") and the National Futures Association, or is not required to file such exemption;

                  (c) The Subadviser is a limited liability corporation duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

                  (d) The execution, delivery and performance by the Subadviser of this Agreement are within the Subadviser's powers and have been duly authorized by all necessary action on the part of its shareholders, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadviser for the execution, delivery and performance by the Subadviser of this Agreement, and the execution, delivery and performance by the Subadviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Subadviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser;

                  (e) The Form ADV of the Subadviser previously provided to the Adviser is a true and complete copy of the form filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

         7. REPRESENTATIONS AND WARRANTIES OF ADVISER. The Adviser represents and warrants to the Subadviser as follows:

                  (a) The Adviser is registered as an investment adviser under the Advisers Act;

                  (b) The Adviser has filed a notice of exemption pursuant to Rule 4.14 under the CEA

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         with the CFTC and the National Futures Association or is not required to file such exemption;

                  (c) The Adviser is a corporation duly organized and validly existing under the laws of the State of Ohio with the power to own and possess its assets and carry on its business as it is now being conducted;

                  (d) The execution, delivery and performance by the Adviser of this Agreement are within the Adviser's powers and have been duly authorized by all necessary action on the part of its shareholders, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

                  (e) The Form ADV of the Adviser previously provided to the Subadviser is a true and complete copy of the form filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

                  (f) The Adviser acknowledges that it received a copy of the Subadviser's Form ADV prior to the execution of this Agreement.

8. REPRESENTATIONS AND WARRANTIES OF THE TRUST AND THE FUND.

                  (a) The Trust is registered as an investment company under the 1940 Act and the Fund's shares are registered under the Securities Act of 1933 , as amended ("Securities Act");

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                  (b) The Trust, on behalf of the Fund, has filed a notice of exemption pursuant to Rule 4.5 under the CEA with the CFTC and the National Futures Association or is not required to file such exemption;

                  (c) The Trust is a Massachusetts business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts with the power to own and possess its assets and carry on its business as it is now being conducted; and

                  (d) The Trust and the Fund have full power and authority under applicable law and have taken all actions necessary and appropriate to enter into and perform this Agreement.

         9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES: DUTY TO UPDATE INFORMATION. All representations and warranties made by the Subadviser and the Adviser pursuant to Sections 6, 7 and 8, respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

         10. LIABILITY AND INDEMNIFICATION.

                  (a) LIABILITY. In the absence of wilful misfeasance, bad faith or gross negligence on the part of the Subadviser or a reckless disregard of its duties hereunder, the Subadviser, any affiliated person of the Subadviser and each person, if any, who within the meaning of the Securities Act controls the Subadviser ("Controlling Persons") shall not be subject to any expenses or liability to the Adviser, the Trust or the Fund or any of the Fund's shareholders, and, in the absence of wilful misfeasance, bad faith or gross negligence on the part of the Adviser or a reckless disregard of its duties hereunder, the Adviser, any affiliated person of the Adviser and each of its Controlling Persons shall not be subject to any liability to the Subadviser, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Fund Investments.

                  (b) INDEMNIFICATION. The Subadviser shall indemnify the Adviser and the Trust, and their respective officers and directors and trustees, for any liability and expenses, including attorneys' fees, which may be sustained as a result or the Subadviser's wilful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder. The Adviser shall indemnify the Subadviser, its affiliates, its Controlling Persons and its officers and directors, for any liability and expenses, including attorneys fees, which may be sustained as a result of (i) the Adviser's wilful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or
         (ii) arising out of the Adviser's responsibilities to the Trust and the Fund which may include, but not be limited to, responsibilities based upon any act or omission by the Adviser, any of its employees or representatives or any affiliate of or any person acting on behalf of the Adviser, or may be based upon any untrue statement or alleged untrue statement of material fact contained in the Prospectus or any sales literature relating to the Fund, or alleged omission to state therein a material fact known or which should have been known and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon written information to the Adviser by the Subadviser. The Trust also agrees to indemnify the Subadviser for any act or act or omission by the Trust, any of its officers or representatives or any affiliate of or any person acting on behalf of the Trust, or any untrue statement or alleged untrue statement of material fact contained in the Prospectus or any sales literature relating to the Fund, or alleged omission to state therein a material fact known or which should have been known and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon written information provided to the Trust by the Subadviser.

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         11.      DURATION AND TERMINATION.

                  (a) DURATION. Unless sooner terminated, this Agreement shall continue until July 1, 2000 and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Trust's Board of Trustees or vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund; PROVIDED that in either event its continuance also is approved by a majority of the Trust's Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

                  (b) TERMINATION. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty:

                           (i) By vote of a majority of the Trust's Board of
                  Trustees, or by vote of a majority of the outstanding voting securities of the Fund, or by the Adviser, in each case, upon sixty (60) days' written notice to the Subadviser;

                           (ii) By any party hereto immediately upon written
                  notice to the other parties in the event of a material breach of any provision of this Agreement by either of the other parties; or

                           (iii) By the Subadviser upon sixty (60) days written
                  notice to the Adviser and the Trust.

         This Agreement shall not be assigned (as such term is defined in the 1940 Act) and shall terminate automatically in the event of its assignment or upon the termination of the Advisory Agreement. In the event this Agreement is terminated or is not approved in the foregoing manner, the provisions contained in Sections 9 and 10 shall remain in effect; however, the parties will have no obligation to notify the others of changes to the representations.

         12. REFERENCE TO SUBADVISER. Neither the Adviser, the Trust nor any affiliate or agent of either shall make reference to or use the name of "Credit Suisse Asset Management, LLC" or any derivative thereof or logo associated with that name or the name of any of its affiliates, or any of their clients, except references concerning the identity of and services provided by Subadviser to the Fund, which references shall not differ in substance from those included in the Fund's Prospectus and this Agreement, in any advertising or promotional materials without the prior approval of Subadviser, which approval shall not be unreasonably withheld or delayed.

         Upon termination of this Agreement in accordance with Section 11( b) hereof, the Adviser, the Trust and the Fund, and any affiliate of any of them, shall cease to make such reference or use such name (or derivative or logo).

         13. AMENDMENT. This Agreement may be amended by written amendment signed by the parties, provided that the terms of any material amendment shall be approved by: a) the Trust's Board of Trustees or by a vote of a majority of the outstanding voting securities of the Fund (as required by the 1940 Act) and
b) the vote of a majority of those Trustees of the Trust who are not "interested persons" of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

         14. CONFIDENTIALITY. Subject to the duties of the Subadviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the Subadviser shall treat

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as confidential all records and other information pertaining to the Fund or the
Adviser which the Subadviser maintains or receives as a result of its responsibilities under this Agreement. In addition, subject to the duties to comply with any applicable law, the Adviser and the Fund agree to treat as confidential any information concerning the Subadviser, including its investment policies or objectives, which the Adviser and the Fund receive as the result of their actions under this Agreement.

         15. NOTICE. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other parties, to the parties at the following addresses, which may from time to time be changed by the parties by notice to the other party:

                  (a)      If to the Subadviser:

                           Credit Suisse Asset Management, LLC
                           466 Lexington Avenue
                           New York, New York 10017-3147
                           Attention: General Counsel

                  (b)      If to the Adviser:

                           Nationwide Advisory Services, Inc.
                           One Nationwide Plaza, 25-T
                           Columbus, OH 43215
                           Attention: James F. Laird, Jr.
                           Facsimile: (614) 249-7424

                  (c)      If to the Trust:

                           Nationwide Separate Account Trust
                           One Nationwide Plaza, 25-T
                           Columbus, OH 43215
                           Attention: James F. Laird, Jr.
                           Facsimile: (614) 249-7424

         16. JURISDICTION. This Agreement shall be governed by and construed to be consistent with the Advisory Agreement and in accordance with substantive laws of the Commonwealth of Massachusetts without reference to choice of law principles thereof and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

         17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument.

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


         18. CERTAIN DEFINITIONS. For the purposes of this Agreement, "interested person," "affiliated person," "assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

         19. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         20. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

         21. NATIONWIDE SEPARATE ACCOUNT TRUST AND ITS TRUSTEES. The terms "Nationwide Separate Account Trust" and the "Trustees of Nationwide Separate Account Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of June 30, 1981, as has been or may be amended from time to time, and to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the Trust entered into in the name or oh behalf thereof by any of Nationwide Separate Account Trust's Trustees, representatives, or agents are not made individually, but only in their capacities with respect to Nationwide Separate Account Trust. Such obligations are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the assets of the Trust. All persons dealing with any series of Shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.





                                        TRUST
                                        NATIONWIDE SEPARATE ACCOUNT TRUST


                                        By:
                                             ----------------------------------
                                        Name:              James F. Laird, Jr.
                                        Title:            Treasurer

                                        ADVISER
                                        NATIONWIDE ADVISORY SERVICES, INC.


                                        By:
                                             ----------------------------------
                                        Name:              Christopher A. Cray
                                        Title:            Treasurer

                                        SUBADVISER
                                        CREDIT SUISSE ASSET MANAGEMENT, LLC


                                        By:
                                             ----------------------------------
                                        Name:
                                        Title:

                       AMENDMENT TO SUBADVISORY AGREEMENT
                        EFFECTIVE AS OF September 1, 1999


This AMENDMENT is made part of SUBADVISORY AGREEMENT (the "Agreement") dated as of the 6th day of July, 1999, among Nationwide Separate Account Trust, a Massachusetts business trust (the "Trust"), Nationwide Advisory Services, Inc., an Ohio corporation (the "Adviser") and Credit Suisse Asset Management, LLC, a Delaware limited liability corporation (the "Subadviser") and is consented to by Villanova Mutual Fund Capital Trust, a Delaware business trust ("Villanova MF").

WHEREAS, the Adviser wishes to transfer its mutual fund investment advisory business to Villanova MF and is asking the Trust and the Subadviser to agree to amend the Agreement so that Adviser's rights and responsibilities are transferred to Villanova MF (the "Transfer");

WHEREAS, the Trust is registered with the Securities and Exchange Commission as an investment company under the Investment Company Act of 1940 (the "1940 Act");

WHEREAS, Villanova MF is wholly owned by Villanova Capital, Inc., a Delaware corporation, under the majority ownership of Nationwide Financial Services, Inc., a Delaware corporation which through its wholly owned subsidiary, Nationwide Life Insurance Corporation, wholly owns the Adviser, and thus Villanova MF and the Adviser are under common control;

WHEREAS, all of the persons who will serve as the directors of Villanova Capital, Inc. immediately after the Transfer are persons who have served as directors of the Adviser prior to the Transfer;

WHEREAS, substantially all of the persons who will serve as officers of Villanova MF immediately after the Transfer are persons who have served as officers of the Adviser prior to the Transfer;

WHEREAS, the personnel who perform the services required of the Adviser under the Agreement will continue to perform the same services after the Transfer;

WHEREAS, with respect to the services provided under the Agreement, the business and operations of Villanova MF after the Transfer will be substantially the same as the business and operations of the Adviser prior to the Transfer;

WHEREAS, the Transfer will not result in any reduction in the nature or quality of the services which have been provided under the Agreement by the Adviser;

WHEREAS, the Transfer in and of itself will not result in a change in the fees or reimbursements required to be paid under the Agreement;

WHEREAS, the Transfer will not affect the business or operations of the Subadviser, or the nature or quality of the services provided under the Agreement by the Subadviser;

WHEREAS, in view of the foregoing, the Transfer should not constitute an assignment of the Agreement within the meaning of the 1940 Act; and

WHEREAS, the Trust's Board of Trustees has approved this amendment to the Agreement pursuant to Section 14 of the Agreement;

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereby agree as follows:

1. Effective September 1, 1999 (the "Effective Date"), the Adviser will transfer to Villanova MF all of its rights and responsibilities under the Agreement, including but not limited to, such rights and responsibilities relating to the supervision of the Subadviser's activities with respect to the Trust's portfolios and to the obtaining of

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

     information from, and provision of information to, the Subadviser.

2. On the Effective Date, Villanova MF will assume such rights and responsibilities of the Adviser, subject to the terms of the Agreement.

3. On the Effective Date, Adviser shall be relieved of all of its rights and responsibilities under the Agreement.

4. All other provisions of the Agreement shall remain in full force and effect.

5. The Trust represents and warrants that it possesses the requisite power and authority to enter into and perform its obligations under this amendment.

6. The Adviser represents and warrants that it possesses the requisite power and authority to enter into and perform its obligations under this amendment.

7. The Subadviser represents and warrants that it possesses the requisite power and authority to enter into and perform its obligations under this amendment.

8. Villanova MF represents and warrants that it possesses the requisite power and authority to enter into and perform its obligations under this amendment, and that it is registered with the U.S. Securities and Exchange Commission as an investment adviser pursuant to the Investment Advisers Act of 1940.

9. The Adviser and Villanova MF together represent and warrant that the transfer of the Agreement will not constitute an assignment of the Agreement within the meaning of the 1940 Act.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be duly executed as of the day and year first written above.

NATIONWIDE ADVISORY SERVICES, INC.          CREDIT SUISSE ASSET MANAGEMENT, LLC

By:      _______________________________    By:      ___________________________

Title:   _______________________________    Title:   ___________________________

Date:    _______________________________    Date:    ___________________________

                                            Agreed and Consented to by:

NATIONWIDE SEPARATE ACCOUNT TRUST           VILLANOVA MUTUAL FUND CAPITAL TRUST

By:      _______________________________    By:      ___________________________

Title:   _______________________________    Title:   ___________________________

Date:    _______________________________    Date:    ___________________________



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